EXHIBIT 10(r) – Third Amended and Restated

Letter of Credit and Reimbursement Agreement dated as of

December 11, 2003 among Lincoln National Corporation, as an Account

Party and Guarantor, The Subsidiary Account Parties, as additional Account

Parties, The Banks Party Hereto and JP Morgan Chase Bank, as Administrative Agent

EXECUTION COPY

CREDIT AGREEMENT

dated as of

December 11, 2003

among

LINCOLN NATIONAL CORPORATION,

as Borrower

The BANKS Party Hereto

and

JPMORGAN CHASE BANK,

as Administrative Agent

$200,000,000

J.P. MORGAN SECURITIES INC.,

as Sole Advisor, Sole Lead Arranger and Sole Bookrunner

THE BANK OF NEW YORK, CITICORP USA, INC.,

WACHOVIA BANK, NATIONAL ASSOCIATION and MELLON BANK, N.A.,

as Syndication Agents

TABLE OF CONTENTS1

Page

ARTICLE I DEFINITIONS
SECTION 1.01.	Definitions
SECTION 1.02.	Accounting Terms and Determinations
SECTION 1.03.	Types of Borrowings

ARTICLE II THE CREDITS
SECTION 2.01.	Committed Loans
SECTION 2.02.	Notice of Committed Borrowings
SECTION 2.03.	Money Market Borrowings
SECTION 2.04.	Notice to Banks; Funding of Loans
SECTION 2.05.	Evidence of Indebtedness
SECTION 2.06.	Maturity of Committed Loans and Money Market Loans
SECTION 2.07.	Interest Rates
SECTION 2.08.	Commitment Fees
SECTION 2.09.	Optional Termination or Reduction of Commitments
SECTION 2.10.	Mandatory Termination of Commitments
SECTION 2.11.	Optional Prepayments
SECTION 2.12.	General Provisions as to Payments
SECTION 2.13.	Funding Losses
SECTION 2.14.	Computation of Interest and Fees
SECTION 2.15.	Alternative Currency Advances

ARTICLE III CONDITIONS
SECTION 3.01.	Borrowings
SECTION 3.02.	Effectiveness

ARTICLE IV REPRESENTATIONS AND WARRANTIES
SECTION 4.01.	Corporate Existence and Power
SECTION 4.02.	Corporate and Governmental Authorization; Contravention
SECTION 4.03.	Binding Effect
SECTION 4.04.	Financial Information
SECTION 4.05.	Litigation .
SECTION 4.06.	Compliance with ERISA
SECTION 4.07.	Taxes
SECTION 4.08.	Subsidiaries
SECTION 4.09.	Not an Investment Company
SECTION 4.10.	Obligations to be Pari Passu
SECTION 4.11.	No Default
SECTION 4.12.	Restricted Subsidiaries

[1]	The Table of Contents is not a part of this Agreement.

SECTION 4.13.	Environmental Matters
SECTION 4.14.	Full Disclosure

ARTICLE V COVENANTS
SECTION 5.01.	Information
SECTION 5.02.	Payment of Obligations
SECTION 5.03.	Conduct of Business and Maintenance of Existence
SECTION 5.04.	Maintenance of Property; Insurance
SECTION 5.05.	Compliance with Laws
SECTION 5.06.	Inspection of Property, Books and Records
SECTION 5.07.	Minimum Adjusted Consolidated Net Worth
SECTION 5.08.	Adjusted Debt to Total Capitalization Ratio
SECTION 5.09.	Negative Pledge
SECTION 5.10.	Consolidations, Mergers and Sales of Assets
SECTION 5.11.	Use of Proceeds
SECTION 5.12.	Obligations to be Pari Passu

ARTICLE VI DEFAULTS
SECTION 6.01.	Events of Default
SECTION 6.02.	Notice of Default
SECTION 6.03.	Alternative Currency Advances

ARTICLE VII THE ADMINISTRATIVE AGENT
SECTION 7.01.	Appointment and Authorization
SECTION 7.02.	Agent’s Fee
SECTION 7.03.	Agent and Affiliates
SECTION 7.04.	Action by Agent
SECTION 7.05.	Consultation with Experts
SECTION 7.06.	Liability of Agent
SECTION 7.07.	Indemnification
SECTION 7.08.	Credit Decision
SECTION 7.09.	Successor Agent
SECTION 7.10.	Delegation to Affiliates
SECTION 7.11.	Lead Arranger and Other Agents

ARTICLE VIII CHANGE IN CIRCUMSTANCES
SECTION 8.01.	Basis for Determining Interest Rate Inadequate or Unfair
SECTION 8.02.	Illegality
SECTION 8.03.	Increased Cost and Reduced Return
SECTION 8.04.	Base Rate Loans Substituted for Affected Fixed Rate Loans
SECTION 8.05.	Taxes
SECTION 8.06.	Regulation D Compensation

ARTICLE IX MISCELLANEOUS
SECTION 9.01.	Notices
SECTION 9.02.	No Waivers

SECTION 9.03.	Expenses; Indemnification; Non-Liability of Banks
SECTION 9.04.	Sharing of Set-Offs
SECTION 9.05.	Amendments and Waivers
SECTION 9.06.	Successors and Assigns
SECTION 9.07.	Collateral
SECTION 9.08.	New York Law
SECTION 9.09.	Judicial Proceedings
SECTION 9.10.	Counterparts; Integration
SECTION 9.11.	Confidentiality
SECTION 9.12.	WAIVER OF JURY TRIAL
SECTION 9.13.	Judgment Currency

Schedule I	Commitments
Schedule II	List of Restricted Subsidiaries

EXHIBIT A	Form of Note
EXHIBIT B	Form of Money Market Quote Request
EXHIBIT C	Form of Invitation for Money Market Quotes
EXHIBIT D	Form of Money Market Quote
EXHIBIT E	Opinion of Dennis L. Schoff, Esq., General Counsel of the Company
EXHIBIT F	Opinion of Milbank, Tweed, Hadley & McCloy LLP, Special New York Counsel to JPMCB
EXHIBIT G	Form of Assignment and Assumption

CREDIT AGREEMENT dated as of December 11, 2003 among LINCOLN NATIONAL CORPORATION, the BANKS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

The Company (as hereinafter defined) has requested the Banks (as so defined) extend credit to it in an aggregate principal amount not exceeding $200,000,000. The Banks are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Absolute Rate Auction” means a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to Section 2.03.

“Adjusted Consolidated Net Worth” means, at any date, the sum of (a) the consolidated shareholders’ equity of the Company and its Consolidated Subsidiaries, plus (b) any unrealized losses (or less any unrealized gains) (in each case to the extent reflected in the determination of such consolidated shareholders’ equity) related, directly or indirectly, to securities available-for-sale, as determined in accordance with Statement of Financial Accounting Standards No. 115 (or any successor statements or amendments thereto) (in each case as affected by any subsequent relevant pronouncements of FASB or, if, and to the extent applicable, the Securities and Exchange Commission), plus (c) the Hybrid Security Amount; provided that in calculating Adjusted Consolidated Net Worth on any date the impact thereon of FIN 46 and DIG B36 shall be excluded.

“Adjusted Total Indebtedness” means, at any date, the sum of (i) short-term debt and long-term debt in the amount that would be reflected on a balance sheet of the Company prepared as of such date on a consolidated basis in accordance with GAAP plus (ii) the Hybrid Security Amount on such date; provided that in calculating Adjusted Total Indebtedness on any date the impact thereon of FIN 46 and DIG B36 shall be excluded.

“Administrative Agent” means JPMCB, in its capacity as agent for the Banks hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed

Credit Agreement

to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.

“Alternative Currency” means any currency (other than Dollars) (a) which is freely transferable and convertible into Dollars in the London foreign exchange market and (b) for which no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by any Bank for making any Alternative Currency Advance hereunder and/or to permit the Company to pay, borrow and repay the principal thereof and to pay interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternative Currency Advance” means an advance made by a Bank to the Company in an Alternative Currency pursuant to Section 2.15.

“Alternative Currency Advance Report” has the meaning set forth in Section 2.15(c).

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans and Alternative Currency Advances, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

Credit Agreement

“Applicable Margin”, “Applicable Additional Margin” and “Applicable Commitment Fee Rate” means, for any day, with respect to any Euro-Dollar Loan, or, for any Commitment Utilization Day, with respect to any Base Rate Loan or any Euro-Dollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Margin”, “Applicable Additional Margin or “Applicable Commitment Fee Rate”, respectively, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Index Debt Ratings (S&P/Moody’s)	Applicable Margin	Applicable Additional Margin	Applicable Commitment Fee Rate
Category 1	≥ A /A2	0.40%	0.10%	0.08%
Category 2	A- / A3	0.50%	0.10%	0.10%
Category 3	BBB+ /Baa1	0.625%	0.125%	0.125%
Category 4	≤ BBB /Baa2	0.875%	0.125	0.175%

For purposes of the foregoing, (a) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories that are one Category apart, the Applicable Margin, the Applicable Additional Margin and the Applicable Commitment Fee Rate shall be determined by reference to the Category of the higher of the two ratings; (b) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories that are more than one Category apart, the Applicable Margin, the Applicable Additional Margin and the Applicable Commitment Fee Rate shall be determined by reference to the Category next below that of the higher of the two ratings; (c) if only one of Moody’s and S&P shall have in effect a rating for the Index Debt, the Applicable Margin, the Applicable Additional Margin and the Applicable Commitment Fee Rate shall be determined by reference to the Category of such rating; (d) if neither Moody’s nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the applicable rating shall be determined by reference to Category 4; and (e) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Banks pursuant to Section 5.01 or otherwise. Each change in the Applicable Margin, the Applicable Additional Margin and the Applicable Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin, the Applicable Additional Margin and the Applicable Commitment Fee Rate shall be determined by reference to the rating of Moody’s and/or S&P, as the case may be, most recently in effect prior to such change or cessation.

“Assignee” has the meaning set forth in Section 9.06(c).

Credit Agreement

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 9.06), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

“Bank” means each Person listed on Schedule I and each other Person that shall become a party hereto as an assignee Bank pursuant to Section 9.06 (other than any such Person that ceases to be a Bank by means of assignment pursuant to Section 9.06), together with its successors.

“Base Rate” means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

“Base Rate Loan” means a Loan to be made by a Bank pursuant to Section 2.01 as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or Article VIII.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrowing” has the meaning set forth in Section 1.03.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commitment” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule I hereto (or in the Assignment and Assumption pursuant to which such Bank shall have assumed its Commitment), as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

“Commitment Termination Date” means February 15, 2007 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

“Commitment Utilization Day” means (i) any day on which the aggregate principal amount of outstanding Loans (excluding Money Market Loans) exceeds 33% of the aggregate amount of the Commitments and (ii) any day following the termination of the Commitments on which any Loans are outstanding hereunder.

“Committed Loan” means a Base Rate Loan or a Euro-Dollar Loan made by a Bank pursuant to Section 2.01.

“Company” means Lincoln National Corporation, an Indiana corporation, and its successors.

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“Company’s 2002 Form 10-K” means the Company’s annual report on Form 10-K for 2002, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person (it being understood that the definition of “Debt” does not include any obligations of such Person (i) to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or other property) or (ii) to return collateral consisting of securities arising out of or in connection with the loan of the same or substantially similar securities).

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Derivative Financial Products” of any Person means all obligations (including whether pursuant to any master agreement or any particular agreement or transaction) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, interest rate future, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency future, currency option or any other similar transaction (including any option with respect to any of the foregoing) or any combination thereof.

“DIG B36” means Statement 133 Implementation Issue No. B36 issued by the Derivative Implementation Group of FASB in April 2003.

“Dollar Equivalent” means, as used in each Alternative Currency Advance Report and in respect of any Alternative Currency Advance, the amount of Dollars obtained by converting the outstanding amount of currency of such Alternative Currency Advance, as specified in such Alternative Currency Advance Report, into Dollars at the spot rate for the purchase of Dollars with such currency as quoted by the Administrative Agent at approximately 11:00 a.m. (London time) on the second Euro-Dollar Business Day before the date of such Alternative Currency Advance Report (unless another rate or time is agreed to by the Company and the Administrative Agent).

Credit Agreement

“Dollars” and the sign “$” means lawful money in the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.02.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Euro-Dollar Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent. The lending office for any Alternative Currency Advance shall be the Euro-Dollar Lending Office of the Bank making such advance as so set forth and identified unless another office, branch or Affiliate of such Bank is hereafter designated as its Euro-Dollar Lending Office for such purpose by notice to the Company and the Administrative Agent.

Credit Agreement

“Euro-Dollar Loan” means a Committed Loan to be made by a Bank pursuant to Section 2.01 as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

“Euro-Dollar Reserve Percentage” means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

“Event of Default” has the meaning set forth in Section 6.01.

“FASB” means the Financial Accounting Standards Board or any entity or body succeeding to any or all of its functions.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day (as provided in clause (i)), the Federal Funds Rate for such day shall be the average rate quoted to the Person serving as Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“FIN 46” means Interpretation No. 46, “Consolidation of Variable Interest Entities”, issued by FASB in January 2003.

“Fixed Rate Loans” means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

Credit Agreement

“Hybrid Security Amount” means, at any date, an amount equal to 50% of the aggregate stated redemption price of the Redeemable Preferred Securities outstanding on such date.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Insurance Subsidiary” means any Restricted Subsidiary which is subject to the regulation of, and is required to file statements with, any governmental body, agency or official in any State or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.

“Interest Period” means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice of Borrowing; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c) any Interest Period which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the next succeeding Quarterly Date; provided that:

(a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

(b) any Interest Period which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

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(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending one, two, three, four, five or six months thereafter, as the Company may elect in accordance with Section 2.03; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c) any Interest Period which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date; and

(4) with respect to each Money Market Rate Borrowing, the period commencing on the date of such Borrowing and ending on a date at least 7 days and not more than 360 days thereafter, as the Company may elect in accordance with Section 2.03; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

(b) any Interest Period which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“JPMCB” means JPMorgan Chase Bank.

“LIBO Rate” has the meaning set forth in Section 2.07(b).

“LIBOR Auction” means a solicitation of Money Market Quotes setting forth Money Market Margins based on the LIBO Rate pursuant to Section 2.03.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or beneficially holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“LN(UK)” means Lincoln National (UK) PLC, a company incorporated in England and Wales, and its successors.

Credit Agreement

“Loan” means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan and “Loans” means Base Rate Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

“Money Market Lending Office” means, as to each Bank, its Domestic Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

“Money Market LIBOR Loan” means a Loan to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

“Money Market Loan” means a Money Market LIBOR Loan or a Money Market Rate Loan.

“Money Market Margin” has the meaning set forth in Section 2.03(d).

“Money Market Quote” means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

“Money Market Rate” has the meaning set forth in Section 2.03(d).

“Money Market Rate Loan” means a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“Newly Acquired Subsidiary” means any Subsidiary that is not a Subsidiary on the date hereof but that becomes a Subsidiary after the date hereof, but only during the 180 days after the first date on which such Subsidiary became a Subsidiary.

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“Notes” means a promissory note or notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans made to it hereunder, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Prime Rate” means the rate of interest publicly announced from time to time by JPMCB as its prime rate as in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Quarterly Dates” means the last day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

“Ratings Event” has the meaning set forth in Section 5.08.

“Redeemable Preferred Securities” means the securities described on the balance sheet contained in the Company’s 2002 Form 10-K as “Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures” and all equivalent securities, however described.

“Regulations T, U and X” means Regulations T, U and X, respectively, of the Board of Governors of the Federal Reserve System, in each case as in effect from time to time.

“Required Banks” means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

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“Restricted Subsidiary” means, as of any date, a Subsidiary which meets the definitional requirements of a “significant subsidiary”, as such term is defined in the rules set forth in Regulation S-X under the Securities Exchange Act of 1934, as amended (applying the tests set forth in such rules with reference to the consolidated balance sheets and related consolidated statements of income of the Company and its Consolidated Subsidiaries as of the last day of its most recently completed fiscal quarter and for the twelve-month period then ended).

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Commitment Termination Date.

“S&P” means Standard and Poor’s Ratings Services.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Type” when used in reference to any Loan refers to whether the Loan is a Base Rate Loan, a Euro-Dollar Loan, a Money Market LIBOR Loan or a Money Market Rate Loan.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

SECTION 1.03. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Company pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this

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Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (e.g., a “Committed Borrowing” is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a “Money Market Borrowing” is a Borrowing under Section 2.03 in which the Bank participants are determined by the Administrative Agent in accordance therewith).

ARTICLE II

THE CREDITS

SECTION 2.01. Committed Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend funds in Dollars to the Company pursuant to this Section from time to time amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Company may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

SECTION 2.02. Notice of Committed Borrowings. The Company shall give the Administrative Agent notice (a “Notice of Committed Borrowing”) not later than 11:00 a.m. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

(b) the aggregate amount (in Dollars) of such Borrowing,

(c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans,

(d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

(e) all then outstanding Alternative Currency Advances, identifying for each such advance (i) the Alternative Currency for such advance, (ii) the date on which the principal of such advance is payable, (iii) the principal amount of such advance (in such Alternative Currency) and (iv) the Dollar Equivalent of such advance.

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SECTION 2.03. Money Market Borrowings.

(a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Company may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 11:00 a.m. (New York City time) on the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 10:00 a.m. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

(ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

(iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

(iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Rate, and

(v) all then outstanding Alternative Currency Advances, identifying for each such advance (i) the Alternative Currency for such advance, (ii) the date on which the principal of such advance is payable, (iii) the principal amount of such advance (in such Alternative Currency) and (iv) the Dollar Equivalent of such advance.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Money Market Quote Request.

(c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company to each Bank to submit Money

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Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

(d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 9:30 a.m. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time and date as the Company and the Administrative Agent may agree and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

(ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

(A) the proposed date of Borrowing,

(B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000 and (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

(C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the “Money Market Margin”) offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

(D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the “Money Market Rate”) offered for each such Money Market Loan, and

(E) the identity of the quoting Bank.

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In addition, the quoting Bank shall inform the Company of any then applicable withholding taxes and exemptions therefrom.

(iii) Any Money Market Quote shall be disregarded that:

(A) is not substantially in the form of Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

(B) contains qualifying, conditional or similar language;

(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

(D) arrives after the time set forth in subsection (d)(i).

(e) Notice to Company. The Administrative Agent shall promptly (but not later than 9:45 a.m. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction) notify the Company of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent’s notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

(f) Acceptance and Notice by Company. Not later than (x) 10:30 a.m. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time and date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a “Notice of Money Market Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part, provided that:

(i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

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(ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

(iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Rates, as the case may be, and

(iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

(b) Not later than 12:00 noon (New York City time) (or 1:00 p.m. (New York City time) in the case of any Base Rate Borrowing) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent’s aforesaid address.

(c) If any Bank makes a new Loan hereunder on a day on which the Company is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Company to the Administrative Agent as provided in Section 2.12, as the case may be.

(d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the

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Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

SECTION 2.05. Evidence of Indebtedness. (a) Each Bank shall maintain in accordance with its usual practice records evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder, and setting forth the Commitments of the Banks.

(b) The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Banks and each Bank’s share thereof.

(c) The entries made in the records maintained pursuant to subsection (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

(d) Any Bank may request that the Loans of such Bank to the Company be evidenced by a single Note, in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type, payable by the Company to the order of such Bank for the account of its Applicable Lending Office. In such event, the Company shall prepare, execute and deliver to such Bank a Note payable to such Bank (or, if requested by such Bank, to such Bank and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.06) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.06. Maturity of Committed Loans and Money Market Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing. The Company hereby unconditionally promises to pay all unpaid principal of each Loan included in such Borrowing on such day.

SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus, for any

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Commitment Utilization Day, the Applicable Additional Margin. Such interest shall accrue and be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be paid in full). Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable LIBO Rate plus, for any Commitment Utilization Day, the Applicable Additional Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

The “LIBO Rate” applicable to any Interest Period means the rate appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which U.S. Dollar deposits of $10,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Person serving as Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M. (London time), two Euro-Dollar Business Days before the first day of such Interest Period.

(c) Any overdue principal of any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Applicable Margin plus, for any Commitment Utilization Day, the Applicable Additional Margin plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum (as of the date of determination) at which one-day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to the Person serving as the Administrative Agent are offered to such Person in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day). Any overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof is due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

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(d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBO Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the relevant Person specified therein were to participate in the related Money Market Borrowing ratably in proportion to its Commitment) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of any Money Market Loan shall bear interest, payable on demand, at 2% above the rate otherwise applicable thereto as specified in this paragraph. Any overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof is due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Company and the participating Banks by telex, cable or fax of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

SECTION 2.08. Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily unused amount of the Commitment of such Bank during the period from and including the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof.

SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days’ notice to the Administrative Agent, terminate at any time, or proportionately and permanently reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the sum of (x) the aggregate outstanding principal amount of the Loans plus (y) the Dollar Equivalent of Alternative Currency Advances then outstanding, provided that, after giving effect to such termination or any such reduction, (i) the sum of the aggregate principal amount of the Loans then outstanding plus the Dollar Equivalent of Alternative Currency Advances outstanding shall not exceed the aggregate amount of the Commitments and (ii) the aggregate principal amount of Committed Loans of each Bank then outstanding shall not exceed the Commitment of such Bank. Upon receipt of such a notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such reduction (if such notice is a notice of reduction) and such notice shall not thereafter be revocable by the Company.

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SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Commitment Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

SECTION 2.11. Optional Prepayments. (a) The Company may, upon at least one Domestic Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.0l(a)) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b) Except as otherwise provided in subsection (a), the Company may, upon at least five Domestic Business Days’ notice to the Administrative Agent, repay any Committed Borrowing in whole at any time, by paying the principal amount to be prepaid together with (x) accrued interest thereon to the date of prepayment and (y) all losses and expenses (if any) relating thereto which are (i) determined pursuant to Section 2.13 and (ii) notified to the Company by the relevant Bank at least one Domestic Business Day prior to the date of such prepayment, provided that the failure of any Bank to so notify the Company of the amount of any such loss or expense shall not relieve the Company of its obligation to pay the same. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(c) Except as provided in Section 8.02, the Company may prepay all or any portion of the principal amount of any Money Market Borrowing (other than a Money Market Loan bearing interest at the Base Rate) prior to the maturity thereof if the Company obtains the consent of each Bank which made a Money Market Loan included in such Borrowing and pays the principal amount to be prepaid together with (x) accrued interest thereon to the date of prepayment and (y) all losses and expenses (if any) relating thereto which are (i) determined pursuant to Section 2.13 and (ii) notified to the Company by the relevant Bank at least one Domestic Business Day prior to the date of such prepayment, provided that the failure of any Bank to so notify the Company of the amount of any such loss or expense shall not relieve the Company of its obligation to pay the same (which payment shall be made not later than one Domestic Business Day following notice to the Company from such Bank). Each such optional prepayment shall be applied to prepay ratably the Money Market Loans of the several Banks included in such Money Market Borrowing.

(d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.

SECTION 2.12. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in

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Section 9.01, without set-off or counterclaim. The Administrative Agent will promptly distribute to each Bank its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to any Bank hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.13. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(b), or if the Company fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), or if the Company prepays all or any portion of the principal amount of any Money Market Loan pursuant to Section 2.11(c), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

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SECTION 2.15. Alternative Currency Advances. (a) Requests for Offers. From time to time after the Effective Date and prior to the Commitment Termination Date the Company may request any or all of the Banks to make offers to make Alternative Currency Advances to the Company. Each Bank may, but shall have no obligation to, make such offers on terms and conditions as are satisfactory to such Bank, and the Company may, but shall have no obligation to, accept any such offers. Each Alternative Currency Advance shall be subject to the conditions of clauses (b) through (d), inclusive, of Section 3.01 and to such other conditions as are agreed upon by the Company and the Bank making such Advance, and the making of any Alternative Currency Advance shall be deemed to be a representation and warranty by the Company on the date thereof as to the facts specified in such clauses (b) through (d), inclusive.

(b) Promissory Notes; Status as Loans. Each Alternative Currency Advance shall be evidenced by a single promissory note of the Company in an amount equal to the aggregate principal amount of such Alternative Currency Advance, such promissory note shall otherwise be in substantially the form of Exhibit A. An Alternative Currency Advance shall not be a Loan (as defined in Section 1.01 hereof) and a promissory note issued pursuant to this subsection (b) shall not be a Note (as defined in such Section 1.01); provided that, for the purposes of Sections 2.08(a) and (c), 2.10, 3.01(b), (c) and (d), 5.01(c)(ii), 5.11, 6.01(a), 8.03(a), 8.05, 9.03, 9.05 and 9.06 of this Agreement and of the first clause of Article V, an Alternative Currency Advance shall be a Loan and a promissory note issued in connection therewith shall be a Note; provided, further, that for the purposes of Sections 2.13, 8.03(a) and 8.05, an Alternative Currency Advance shall be deemed to be a Fixed Rate Loan.

(c) Reports to Agent. The Company shall deliver to the Administrative Agent and each of the Banks a report in respect of each Alternative Currency Advance (an “Alternative Currency Advance Report”) on the date on which (1) such Alternative Currency Advance is made, (2) any Borrowing is to be made, if any Alternative Currency Advance is then outstanding, (3) the Commitments are to be reduced pursuant to Section 2.09 and (4) any principal amount of any Alternative Currency Advance is to be repaid, specifying for such Alternative Currency Advance:

(i) the date on which such advance was or is being made or on which such amount of principal is to be repaid;

(ii) the Alternative Currency of such advance;

(iii) the principal amount of such advance or principal repayment (in such Alternative Currency);

(iv) the Dollar Equivalent of the advance then made or remaining after such principal repayment; and

(v) the Dollar Equivalent of all Alternative Currency Advances then outstanding after giving effect to such advance or principal repayment.

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Each Alternative Currency Advance Report shall be delivered to the Administrative Agent and each of the Banks by 10:00 a.m. (New York City time) on the date on which it is required to be delivered.

(d) Maturity; No Prepayment. Each Alternative Currency Advance shall mature, and the principal amount thereof shall be due and payable, on the earlier to occur of (i) the Commitment Termination Date and (ii) the maturity date of such Alternative Currency Advance agreed to by the Company requesting such advance and the Bank making such advance. No Alternative Currency Advance may be prepaid without the prior written consent of the Bank which made such Alternative Currency Advance.

ARTICLE III

CONDITIONS

SECTION 3.01. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

(b) the fact that, immediately after such Borrowing, the sum of (i) the aggregate outstanding principal amount of the Loans (including, without limitation, Money Market Loans) plus (ii) the aggregate Dollar Equivalent of all Alternative Currency Advances then outstanding (including any Alternative Currency Advance made or being made on such date) will not exceed the aggregate amount of the Commitments;

(c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

(d) the fact that the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Sections 4.04(e) and 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), provided that the exception in the first parenthetical phrase in this clause shall not apply in the case of a Borrowing on the Effective Date or with respect to the certificate under clause (e) of Section 3.02.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

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SECTION 3.02. Effectiveness. This Agreement shall become effective on the first date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the Persons listed on the signature pages hereto (or, in the case of any Bank as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such Bank of execution and delivery of a counterpart hereof by such Bank);

(b) receipt by the Administrative Agent, for each Bank that has requested a Note to evidence the Loans of such Bank, of a duly executed Note, dated the Effective Date complying with the provisions of Section 2.05;

(c) receipt by the Administrative Agent of an opinion of Dennis L. Schoff, Esq., General Counsel of the Company, substantially in the form of Exhibit E hereto;

(d) receipt by the Administrative Agent of an opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit F hereto;

(e) receipt by the Administrative Agent of a certificate, dated the Effective Date and signed by a senior financial officer of the Company, certifying as to the matters set forth in clauses (c) and (d) of Section 3.01;

(f) receipt by the Administrative Agent of a copy of the resolutions of the Board of Directors of the Company, in form and substance satisfactory to the Administrative Agent, authorizing the execution, delivery and performance of this Agreement and the Notes;

(g) receipt by the Administrative Agent of a certificate of a senior financial officer of the Company stating that (i) the Company shall have paid all amounts owing under the Second Amended and Restated 364-Day Credit Agreement dated as of December 12, 2002 among the Company, the banks party thereto and JPMCB as administrative agent thereunder and (ii) all commitments thereunder have terminated;

(h) receipt by the Administrative Agent of all documents, opinions and instruments as it may reasonably request relating to the existence of the Company, the corporate authority for and the validity and enforceability of this Agreement and the Notes, and any other matters related hereto, all in form and substance satisfactory to the Administrative Agent; and

(i) receipt by the Administrative Agent for account of itself, the Banks and the Lead Arranger listed on the cover page of this Agreement, as the case may be, of all fees required to be paid, and all expenses required to be paid or reimbursed for which invoices have been presented (including, without limitation, fees and disbursements of counsel to JPMCB), on or before the Effective Date;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than 3:00 p.m. (New York City time)

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December 11, 2003 or such later date as may be agreed in writing by the Company and all of the Banks. The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes to which it is a party are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Company or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Restricted Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Restricted Subsidiaries.

SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and the Notes of the Company, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

SECTION 4.04. Financial Information. (a) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 2002 and the related consolidated statements of income, cash flows and shareholders’ equity for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Company’s 2002 Form 10-K, a copy of which has been delivered to the Administrative Agent on behalf of each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

(b) The unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of September 30, 2003 and the related unaudited consolidated statements of income, cash flows and shareholders’ equity for the nine months then ended, set forth in the Company’s quarterly report for the fiscal quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on Form l0-Q, a copy of which has been delivered

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to the Administrative Agent on behalf of each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such nine month period (subject to normal year-end adjustments).

(c) A copy of a duly completed and signed Annual Statement or other similar report of or for each Insurance Subsidiary in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled for the year ended December 31, 2002 has been delivered to the Administrative Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

(d) A copy of a duly completed and signed Quarterly Statement or other similar report of or for each Insurance Subsidiary in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled for the quarter ended September 30, 2003 has been delivered to the Administrative Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

(e) Since December 31, 2002 and as of the Effective Date, there has been no material adverse change in the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

SECTION 4.05. Litigation. As of the Effective Date, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) in which there is a reasonable possibility of an adverse decision in an amount in excess of $100,000,000 (exclusive of reserves and insurance recoveries relating thereto) which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (b) which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

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SECTION 4.07. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1995. The Company and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or, except for any such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made, pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

SECTION 4.08. Subsidiaries. Each of the Company’s Restricted Subsidiaries is a corporation duly incorporated, validly existing and (except where such concept is not applicable) in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.09. Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10. Obligations to be Pari Passu. The Company’s obligations under this Agreement and the Notes to which it is a party rank pari passu as to priority of payment and in all other respects with all other unsecured and unsubordinated Debt of the Company.

SECTION 4.11. No Default. No event has occurred and is continuing which constitutes, or which, with the passage of time or the giving of notice or both, would constitute, a default under or in respect of any material agreement, instrument or undertaking to which the Company or any Restricted Subsidiary is a party or by which either the Company or any Restricted Subsidiary or any of their respective assets is bound.

SECTION 4.12. Restricted Subsidiaries. Set forth as Schedule II hereto is a true, correct and complete list of each Restricted Subsidiary as of the date hereof.

SECTION 4.13. Environmental Matters. The Company has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, consolidated financial condition, consolidated results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

SECTION 4.14. Full Disclosure. All written information heretofore furnished by the Company to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. To the best of its knowledge, the Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent the Company can now reasonably foresee) the business, consolidated financial condition or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a

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whole, or the ability of the Company to perform its obligations under this Agreement or the Notes to which it is a party.

ARTICLE V

COVENANTS

The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan remains unpaid:

SECTION 5.01. Information. The Company will deliver to each of the Banks:

(a) within 90 days after the end of each fiscal year of the Company, if and only to the extent not duplicative of information otherwise provided pursuant to clause (i) below, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and shareholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

(b) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, if and only to the extent not duplicative of information otherwise provided pursuant to clause (i) below, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flows and shareholders’ equity for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks (except for changes concurred in by the Company’s independent public accountants) by the chief financial officer or the chief accounting officer of the Company;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above (whether delivered as provided therein or pursuant to clause (i) below), a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07, 5.08 and 5.09 on the date of such financial statements and (ii) stating that such chief financial officer or chief accounting officer, as the case may be, has no knowledge of any Default existing on the date of such certificate or, if such chief financial officer or chief accounting officer has knowledge of the existence on such date

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of any Default, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above (whether delivered as provided therein or pursuant to clause (i) below), a statement of the firm of independent public accountants which reported on such statements (i) as to whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer’s certificate delivered simultaneously therewith pursuant to clause (c) above;

(e) within 120 days after the end of each fiscal year of each Insurance Subsidiary, a copy of a duly completed and signed Annual Statement (or any successor form thereto) required to be filed by such Insurance Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

(f) within 60 days after the end of each of the first three fiscal quarters of each Insurance Subsidiary, a copy of a duly completed and signed Quarterly Statement (or any successor form thereto) required to be filed by such Insurance Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

(g) forthwith upon learning of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(h) promptly upon the mailing thereof to the shareholders of the Company generally, if and only to the extent not duplicative of information otherwise provided pursuant to clause (i) below, copies of all financial statements, reports and proxy statements so mailed;

(i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any

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Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(k) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(l) from time to time such additional information regarding the financial position or business of the Company as the Administrative Agent, at the request of any Bank, may reasonably request.

SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Restricted Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Restricted Subsidiary to continue, to engage in business of the same general type as conducted by the Company and its Restricted Subsidiaries, taken as a whole, on the date hereof and will preserve, renew and keep in full force and effect, and will cause each Restricted Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges, licenses and franchises which, in the judgment of the Board of Directors of the Company, are necessary or desirable in the normal conduct of business.

SECTION 5.04. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Restricted Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) The Company will maintain, and will cause each of its Restricted Subsidiaries to maintain (either in the name of the Company or in such Subsidiary’s own name)

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with financially sound and responsible insurance companies, insurance on all their respective properties and against at least such risks, in each case in at least such amounts (and with such risk retentions) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and the Company will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

SECTION 5.05. Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and, subject in all cases to Section 9.11, will permit, and will cause each Restricted Subsidiary to permit, representatives of any Bank to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees, actuaries and independent public accountants, all upon reasonable notice, at such reasonable times during ordinary business hours and as often as may reasonably be desired; provided that neither the Company nor any of its Subsidiaries shall be required to disclose any information subject to its attorney-client privilege.

SECTION 5.07. Minimum Adjusted Consolidated Net Worth. The Company will not permit at any time Adjusted Consolidated Net Worth to be less than the sum of (i) $3,500,000,000 plus (ii) 50% of the consolidated net income of the Company and its Consolidated Subsidiaries for each fiscal quarter ending on or after December 31, 2002; provided that in calculating such consolidated net income for any fiscal quarter the impact thereon of FIN 46 and DIG B36 shall be excluded. For purposes of this Section, if, for any such quarter, consolidated net income of the Company and its Consolidated Subsidiaries shall be less than zero, the amount calculated pursuant to clause (ii) above for such fiscal quarter shall be zero.

SECTION 5.08. Adjusted Debt to Total Capitalization Ratio. The Company will not permit, at any time that a Ratings Event shall have occurred and be continuing, Adjusted Total Indebtedness to exceed 35% of the sum of (i) Adjusted Total Indebtedness plus (ii) Adjusted Consolidated Net Worth. For purposes of this Section, a “Ratings Event” shall have occurred if the Company’s senior unsecured and non-credit enhanced long-term debt is not rated at least A- from S&P or A3 from Moody’s.

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SECTION 5.09. Negative Pledge. Neither the Company nor any Restricted Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $15,000,000;

(b) any Lien existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary and not created in contemplation or as a result of such event;

(c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

(d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or another Restricted Subsidiary and not created in contemplation or as a result of such event;

(e) any Lien existing on any asset prior to the acquisition thereof by the Company or another Restricted Subsidiary and not created in contemplation or as a result of such acquisition;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased beyond the then outstanding principal amount thereof and is not secured by any additional assets;

(g) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(h) Liens created by any Restricted Subsidiary as security for Debt owing to the Company;

(i) Liens created by the Company as security for Debt owing to Subsidiaries, but only if the only security for such Debt consists of Investments acquired by the Company solely from the proceeds of such Debt;

(j) Liens on cash and cash equivalents securing Derivative Financial Products, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000;

(k) in addition to the Liens permitted by clauses (a) through (j), inclusive, and (1) and (m) of this Section, a Lien on any asset securing Debt of the Company or any

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Restricted Subsidiary, in an aggregate outstanding principal amount at no time exceeding $10,000,000;

(1) in addition to the Liens permitted by clauses (a) through (k), (m) and (n) of this Section, any Lien on real property leased by the Company or any Restricted Subsidiary pursuant to a capital lease (which capital lease was entered into in connection with a sale leaseback transaction whereby the Company or such Restricted Subsidiary, as the case may be, was the seller) securing Debt of the Company or such Restricted Subsidiary, as the case may be, in an aggregate outstanding principal amount at no time exceeding $50,000,000;

(m) Liens in favor of UNUM Life Insurance Company or First UNUM Life Insurance Company on up to $4,500,000,000 of assets transferred to Subsidiaries in connection with the purchase by such Subsidiaries of the tax sheltered annuity business of UNUM Life Insurance Company and First UNUM Life Insurance Company; and

(n) Liens on cash and other property as security for the reimbursement and other obligations in respect of letters of credit issued for account of the Company or any of its Subsidiaries under the Third Amended and Restated Letter of Credit and Reimbursement Agreement dated as of the date hereof (as amended and in effect from time to time) or any successor agreement thereto.

SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that the Company may merge with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

SECTION 5.11. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulations T, U and X.

SECTION 5.12. Obligations to be Pari Passu. The Company’s obligations under this Agreement and the Notes to which it is a party will rank at all times pari passu as to priority of payment and in all other respects with all other unsecured and unsubordinated Debt of the Company with the exception of those obligations that are mandatorily preferred by law and not by contract.

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ARTICLE VI

DEFAULTS

SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) (x) the Company shall fail to pay when due any principal of any Loan and or (y) the Company shall fail to pay when due any interest on any Loan or any fees or any other amounts payable hereunder and such failure under this clause (y) shall continue for four Domestic Business Days;

(b) the Company shall fail to observe or perform any covenant contained in Sections 5.07 through 5.12, inclusive;

(c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

(d) any representation, warranty, certification or statement made by the Company in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e) the Company or any Subsidiary (other than a Newly Acquired Subsidiary) shall fail to make any payment in respect of any Debt (other than the Notes and any Debt solely of a Newly Acquired Subsidiary existing at the time such Person becomes a Subsidiary and not created in contemplation of such event (“Newly Acquired Subsidiary Debt”)) having a principal amount then outstanding of not less than $25,000,000 when due and such failure shall continue beyond any applicable grace period or the Company or any Subsidiary (other than a Newly Acquired Subsidiary) shall fail to make any payment in an amount at least equal to $25,000,000 in respect of any Derivative Financial Product when due and such failure shall continue beyond any applicable grace period;

(f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than the Notes and Newly Acquired Subsidiary Debt) having a principal amount then outstanding of not less than $25,000,000 of the Company or any Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(g) the Company or any Restricted Subsidiary (other than a Newly Acquired Subsidiary) shall commence a voluntary case or other proceeding seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver,

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conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary (other than a Newly Acquired Subsidiary) seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any such Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or any governmental body, agency or official shall apply for, or commence a case or other proceeding to seek, an order for the rehabilitation, conservation, dissolution or other liquidation of the Company or any such Restricted Subsidiary or of the assets or any substantial part thereof of the Company or any such Restricted Subsidiary or any other similar remedy;

(i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;

(j) a judgment or order for the payment of money in excess of the greater of (i) $100,000,000 or (ii) 3% of the consolidated shareholders’ equity of the Company and its Consolidated Subsidiaries (after (without duplication) the actual amounts of insurance recoveries, offsets and contributions received and amounts thereof not yet received but which the insurer thereon has acknowledged in writing its obligation to pay) shall be rendered against the Company or any Restricted Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 90 days after entry of such judgment (and, for purposes of this clause, a judgment shall be stayed if, among other things, an appeal is timely filed and such judgment cannot be enforced);

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(k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

(l) the occurrence of any “Event of Default” under (and as defined in) the 5-Year Credit Agreement dated as of December 15, 2000 among the Company, LN(UK), the banks party thereto and JPMCB, as administrative agent (as amended and in effect from time to time), or any successor agreement thereto;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent shall, if requested by the Required Banks, by notice to the Company take either or both of the following actions, at the same or different times: (i) terminate the Commitments and they shall thereupon terminate, and (ii) declare the Loans then outstanding (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

SECTION 6.03. Alternative Currency Advances. The Company agrees, in addition to the provisions of Section 6.01, that upon the occurrence and during the continuance of any Event of Default any Bank which has made an Alternative Currency Advance may, by notice to the Company and the Administrative Agent, declare such Alternative Currency Advance (together with accrued interest thereon) to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that, in the case of any of the Events of Default specified in clause (g) or (h) of Section 6.01, with respect to the Company, without any notice to the Company or any other act by such Bank, all of the Alternative Currency Advances (together with accrued interest thereon) made to the Company by any Bank shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. If the Administrative Agent receives any notice from a Bank pursuant to the previous sentence, then it will promptly give notice thereof to the other Banks.

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ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

SECTION 7.02. Agent’s Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

SECTION 7.03. Agent and Affiliates. JPMCB shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMCB and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of any thereof as if it were not the Administrative Agent hereunder.

SECTION 7.04. Action by Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. The Administrative Agent shall not have any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI. The Administrative Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

SECTION 7.05. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.06. Liability of Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Bank. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible to any Bank for or have any duty to any Bank to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the

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performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith; (v) any Alternative Currency Advance or any action or failure to act relating thereto; (vi) the existence or possible existence of any Default; (vii) the financial condition of the Company or any of the Company’s Subsidiaries; or (viii) the contents of any certificate, report or other document delivered hereunder or in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

SECTION 7.07. Indemnification. Each Bank shall, ratably in accordance with its initial Commitment, indemnify the Administrative Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent’s gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent hereunder. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 7.08. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.09. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be satisfactory to the Company, provided that no Default is continuing. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and (unless a Default has occurred and is continuing) shall otherwise be subject to the consent of the Company, which consent shall not be unreasonably withheld. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties

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and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 7.10. Delegation to Affiliates. The Company and the Banks agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles VII and IX.

SECTION 7.11. Lead Arranger and Other Agents. Notwithstanding anything herein to the contrary, the Lead Arranger and any Syndication Agent listed on the cover page of this Agreement shall not have any right, power, obligation, liability, responsibility or duty under this Agreement in its capacity as such, except in its respective capacity, if any, as a Bank.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or

(b) the Required Banks advise the Administrative Agent that the LIBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Fixed Rate Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Fixed Rate Loans shall be suspended. Unless the Company notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central

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bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, continue, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Company shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation

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or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and, in reasonable detail, such Bank’s computation of such amount or amounts, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or continue Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) or 8.05 and the Company shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made, or continued, by such Bank as Euro-Dollar Loans shall be made instead as, or converted into, Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

(b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

SECTION 8.05. Taxes. (a) For purposes of this Section, the following terms have the following meanings:

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings of any nature with respect to any payment by the Company pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or

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the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located (all such excluded taxes being hereinafter referred to as “Domestic Taxes”). If the form provided by a Bank pursuant to Section 8.05(d) at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, any United States interest withholding tax at such rate imposed on payments by the Company under this Agreement or under any Note shall be excluded from the definition of “Taxes”.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any Note.

(b) Any and all payments by the Company to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction or withholding for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Company shall make such deductions or withholdings, (iii) the Company shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall promptly furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof, and, if such receipt relates to Taxes or Other Taxes in respect of a sum payable to any Bank, the Administrative Agent shall promptly deliver such original or certified copy to such Bank.

(c) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section), whether or not correctly or legally imposed, paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, the Company agrees to indemnify each Bank and the Administrative Agent for all Domestic Taxes of such Bank or the Administrative Agent (calculated based on a hypothetical basis at the maximum marginal rate for a corporation) and any liability (including penalties, interest and expenses to the extent not attributable to the gross negligence or willful misconduct of each Bank or the Administrative Agent, as the case may be) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section for any taxes imposed by any jurisdiction for which the Company is responsible under Sections 8.05(a), (b) or (c). This indemnification shall be paid within 30 days after such Bank or Agent, as the case may be, makes demand therefor.

(d) At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not

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incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(e) For any period with respect to which a Bank has failed to provide the Company or the Administrative Agent with the appropriate form as required by Section 8.05(d) (whether or not such Bank is lawfully able to do so, unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.05(b) or (c) with respect to any withholding of the United States federal income tax; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(f) If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section as a result of a change of law occurring after the date hereof, then such Bank, at the request of the Company, will change the jurisdiction of its Applicable Lending Office if, in the sole judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

(g) Each Bank and the Administrative Agent shall, at the request of the Company, use reasonable efforts (consistent with applicable legal and regulatory restrictions) to file any certificate or document requested by the Company if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts payable to or for the account of such Bank or the Administrative Agent (as the case may be) pursuant to this Section which may thereafter accrue and would not, in the sole judgment of such Bank or the Administrative Agent, require such Bank or the Administrative Agent to disclose any confidential or proprietary information or be otherwise disadvantageous to such Bank or the Administrative Agent.

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(h) Notwithstanding the foregoing, nothing in this Section shall interfere with the rights of any Bank to conduct its fiscal or tax affairs in such manner as it deems fit.

SECTION 8.06. Regulation D Compensation. For so long as any Bank maintains reserves against “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Company to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable LIBO Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer’s certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank’s good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Company may reasonably request as to the computation set forth therein.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing, or by electronic communication, if arrangements for doing so have been approved by such party) and shall be given to such party: (x) in the case of the Company or the Administrative Agent, at its address or telex or telecopier number set forth on its respective signature page hereof, (y) in the case of any Bank, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid and return receipt requested, (iii) if given by telecopier, when transmitted to the telecopier number specified in this Section or (iv) if given by any other means, when delivered at the relevant address specified by such party pursuant to this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

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SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03. Expenses; Indemnification; Non-Liability of Banks. (a) The Company shall pay (i) all out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel including costs allocated to in-house counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) The Company agrees to indemnify the Administrative Agent and each Bank, their Affiliates and the respective directors, officers, agents, advisors and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and costs of settlement, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction or for the breach by such Indemnitee of its obligations hereunder.

SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

Credit Agreement

SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks or by the Administrative Agent (with the consent of the Required Banks) (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that the Administrative Agent may, with the consent of the Company (which shall not be unreasonably withheld), specify by notice to the Banks modifications in the procedures set forth in Section 2.03; and provided, further, that the consent of each Bank affected thereby shall be required with respect to any amendment, waiver or modification that (i) increases the amount or extends the expiry date of the Commitment of any Bank or subjects any Bank to any additional obligation, (ii) reduces the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, or (iv) alters the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Banks; and provided, further, that the consent of 100% of the Banks shall be required with respect to any change in the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the Banks.

(b) Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain solely responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv), (x) or (y) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c) Any Bank may at any time assign to one or more banks or other financial institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor

Credit Agreement

Bank, with (and subject to) the consent of the Company, which shall not be unreasonably withheld, and the Administrative Agent, which shall not be unreasonably withheld; provided that (i) if an Assignee is an Affiliate of any Bank or was a Bank immediately prior to such assignment, no such consent of the Company shall be required and (ii) if an Assignee was a Bank immediately prior to such assignment, no such consent of the Administrative Agent shall be required; provided, further, that if an Event of Default occurs and is continuing under Section 6.01(a), 6.01(g) or 6.01(h) with respect to the Company, no such consent of the Company shall be required; provided, further, that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans or Alternative Currency Advances; and provided, further, that any such assignment (other than an assignment to another Bank or to an Affiliate of any Bank or an assignment of the entire remaining amount of the transferor Bank’s Commitment and outstanding Loans (other than Money Market Loans and/or Alternative Currency Advances)) shall be in an amount that is at least $5,000,000 unless otherwise agreed by the Company and the Administrative Agent. Upon execution and delivery of such Assignment and Assumption and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank or Assignee shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.05(d).

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to any Person to secure obligations of such Bank, including, without limitation, to one or more of the Federal Reserve Banks which comprise the Federal Reserve System. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Sections 8.03, 8.05 or 8.06 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company’s prior written consent or by reason of the provisions of Sections 8.02, 8.03 or 8.05 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or (ii) at a time when the circumstances giving rise to such greater payment did not exist.

(f) The Administrative Agent and the Company may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them.

Credit Agreement

SECTION 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.08. New York Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.09. Judicial Proceedings. (a) Submission to Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(b) No Limitation on Service or Suit. Nothing in this Section shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Bank to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

SECTION 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 9.11. Confidentiality. The Administrative Agent and each Bank agree that they will maintain the confidentiality of, and will not use for any purpose (other than exercising its rights and enforcing its remedies hereunder and under its Notes), any written or oral information provided under this Agreement by or on behalf of the Company (hereinafter collectively called “Confidential Information”), subject to the Administrative Agent’s and each Bank’s (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, auditors, counsel and other professional advisors and to other Banks and to its subsidiaries and Affiliates and the subsidiaries and Affiliates of its holding company, provided that the Administrative Agent or such Bank, as the case may be, shall cause each such subsidiary or Affiliate to maintain the Confidential Information on the same terms as the terms provided herein, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Company or any of its Subsidiaries and Affiliates and (d) right to provide such information to participants, prospective participants or prospective assignees pursuant to Section 9.06 if prior thereto such participant, prospective participant or prospective assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a “Bank” party hereto. Notwithstanding the foregoing, any such information

Credit Agreement

supplied to a Bank, participant, prospective participant or prospective assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it is, at the time of disclosure, or becomes a matter of public knowledge. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, such party’s U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated herein relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.13. Judgment Currency. If for the purposes of enforcing the obligations of the Company hereunder it is necessary to convert a sum due from such Person in the currency in which the relevant payment is due (the “Required Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent and the Banks could purchase the Required Currency with the Other Currency at or about 11:00 a.m. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obligations in respect of any sum due to the Administrative Agent and the Banks hereunder shall, notwithstanding any adjudication expressed in the Other Currency, be discharged only to the extent that on the Domestic Business Day following receipt by the Administrative Agent and the Banks of any sum adjudged to be so due in the Other Currency the Administrative Agent and the Banks may in accordance with normal banking procedures purchase the Required Currency with the Other Currency; if the amount of the Required Currency so purchased is less than the sum originally due to the Administrative Agent and the Banks in the Required Currency, the Company agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify the Administrative Agent and the Banks against such loss, and if the amount of the Required Currency so purchased exceeds the sum originally due to the Administrative Agent and the Banks, they shall remit such excess to the Company.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LINCOLN NATIONAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Centre Square, West Tower 1500 Market Street, Suite 3900 Philadelphia, PA 19102-2112 Attention: Treasurer’s Office
Tel:	(215) 448-1435
Fax:	(215) 448-3954

Credit Agreement

BANKS

JPMORGAN CHASE BANK,
Individually and as Administrative Agent

By:
Name:
Title:

Address for Notices (for the Administrative Agent):

JPMorgan Chase Bank 1111 Fannin Street 10th Floor Houston, Texas 77002-8069 Attention: Loan and Agency Department Carla Kinney
Tel: (713) 750-3560
Fax: (713) 750-2223

with a copy to:

JPMorgan Chase Bank 270 Park Avenue 4th Floor New York, NY 10017 Attention: Heather Lindstrom
Tel: (212) 270-9839
Fax: (212) 270-1511

Credit Agreement

THE BANK OF NEW YORK

By:
Name:
Title:

Credit Agreement

CITICORP USA, INC.

By:
Name:
Title:

Credit Agreement

MELLON BANK, N.A.

By:
Name:
Title:

Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Credit Agreement

KEY BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Credit Agreement

ABN AMRO BANK N.V.

By:
Name:
Title:

Credit Agreement

BANK ONE, NA

By:
Name:
Title:

Credit Agreement

FLEET NATIONAL BANK

By:
Name:
Title:

Credit Agreement

HSBC BANK USA

By:
Name:
Title:

Credit Agreement

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:
Name:
Title:

Credit Agreement

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Credit Agreement

US BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Credit Agreement

BANK OF AMERICA, N.A.

By:
Name:
Title:

Credit Agreement

FIFTH THIRD BANK

By:
Name:
Title:

Credit Agreement

NORDDEUTSCHE LANDESBANK GIROZENTRALE

By:
Name:
Title:

Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Credit Agreement

SOCIETE GENERALE

By:
Name:
Title:

Credit Agreement

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

Credit Agreement

NATIONAL CITY BANK

By:
Name:
Title:

Credit Agreement

SCHEDULE I

Commitments

(As of December 11, 2003)

Bank	Commitment ($)
JPMorgan Chase Bank	16,000,000
The Bank of New York	13,333,333
Citicorp USA, Inc.	13,333,333
Mellon Bank, N.A.	13,333,333
Wachovia Bank, National Association	13,333,333
Key Bank National Association	13,333,333
ABN AMRO Bank N.V.	10,000,000
Bank One, NA	10,000,000
Fleet National Bank	10,000,000
HSBC Bank USA	10,000,000
The Bank of Tokyo-Mitsubishi, Ltd.	10,000,000
The Northern Trust Company	10,000,000
Wells Fargo Bank, National Association	10,000,000
US Bank National Association	10,000,000
Bank of America, N.A.	5,333,333
Fifth Third Bank	5,333,333
Norddeutsche Landesbank Girozentrale	5,333,333
PNC Bank, National Association	5,333,333
Societe Generale	5,333,333
The Bank of Nova Scotia	5,333,333
National City Bank	5,333,333
Total Commitments	$200,000,000

Schedule I (Commitments)

Schedule II

List of Restricted Subsidiaries

Lincoln National Life Insurance Company

Schedule II (Restricted Subsidiaries)

EXHIBIT A

NOTE

New York, New York

                        , 20

For value received, Lincoln National Corporation, an Indiana corporation (the “Company”), promises to pay to the order of                              (the “Bank”), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement referred to below on the date provided for in the Credit Agreement. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, 270 Park Avenue, New York, New York.

All Loans made by the Bank, the respective dates, amounts, types and maturities thereof and all repayments of the principal thereof shall be recorded on its books by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Credit Agreement dated as of December 11, 2003 among the Company, the Banks party thereto and JPMorgan Chase Bank, as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

This Note shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

LINCOLN NATIONAL CORPORATION

By
Title:

Exhibit A (Note)

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

Exhibit A (Note)

EXHIBIT B

Form of Money Market Quote Request

[Date]

To:	JPMorgan Chase Bank (the “Administrative Agent”)

From:	Lincoln National Corporation

Re:	Credit Agreement (the “Credit
Agreement”) dated as of December 11, 2003
among Lincoln National Corporation, the Banks party
thereto and the Administrative Agent

We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:

Principal Amount[2]	Interest Period[3]
$

[2]	Amount must be $5,000,000 or a larger multiple of $1,000,000.

[3]	One, two, three, four, five or six months (Money Market LIBOR Loan) or at least 7 and up to 360 days (Money Market Rate Loan), subject to the definitions of Interest Period.

Such Money Market Quotes should offer a Money Market [Margin] [Rate]. [The applicable base rate is the LIBO Rate.]

Terms used herein have the meanings assigned to them in the Credit Agreement.

LINCOLN NATIONAL CORPORATION

By

Title:

Exhibit B (Money Market Quote Request)

EXHIBIT C

Form of Invitation for Money Market Quotes

[Date]

To:	[Name of Bank]

Re:	Invitation for Money Market Quotes to Lincoln National Corporation (the “Company”)

Pursuant to Section 2.03 of the Credit Agreement (the “Credit Agreement”) dated as of December 11, 2003 among the Company, the Banks party thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Company to invite you to submit Money Market Quotes to the Company for the following proposed Money Market Borrowing(s):

Date of Borrowing:

Principal Amount	Interest Period
$

Such Money Market Quotes should offer a Money Market [Margin] [Rate]. [The applicable base rate is the LIBO Rate.] Your Money Market Quote must comply with Section 2.03(d) of the Credit Agreement and the foregoing terms in which the Money Market Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

Please inform the Company of any then applicable withholding taxes and exemptions therefrom.

Please respond to this invitation by no later than 9:30 a.m. (New York City time) on [date].

JPMORGAN CHASE BANK, as Administrative Agent

By
Authorized Officer

Exhibit B (Invitation for Money Market Quotes)

EXHIBIT D

Form of Money Market Quote

To:	JPMorgan Chase Bank, as Administrative Agent

Re:	Money Market Quote to Lincoln National Corporation (the “Company”)

In response to your invitation on behalf of the Company dated                             ,         , we hereby make the following Money Market Quote on the following terms:

1.	Quoting Bank:

2.	Person to contact at Quoting Bank:

____________________________

3.	Date of Borrowing: [1]

4.	We hereby offer to make Money Market Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following rate(s):

Principal Amount[2]	Interest Period[3]	[Money Market Margin] [Absolute Rate][4]
$

[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $                    .5]

[1]	As specified in the related Invitation.

[2]	Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

[3]	One, two, three, four, five or six months or at least 7 and up to 360 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

[4]	[Margin over or under the LIBO Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether “PLUS” or “MINUS”.]

Specify rate of interest per annum (to the nearest 1/10,000th of 1%).]

[5	See footnote 2 supra.]

Exhibit D (Money Market Quote)

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of December 11, 2003 among the Company, the Banks party thereto and yourselves, as Administrative Agent, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

Very truly yours,

[NAME OF BANK]

Dated:	By:
Authorized Officer

Exhibit D (Money Market Quote)

EXHIBIT E

OPINION OF GENERAL

COUNSEL OF THE COMPANY

December 11, 2003

To the Banks and the Administrative Agent

referred to below

c/o JPMorgan Chase Bank, as Administrative Agent

270 Park Avenue

New York, NY 10017

Dear Sirs:

I refer to the Credit Agreement (the “Credit Agreement”) dated as of December 11, 2003 among Lincoln National Corporation (the “Company”), the Banks party thereto and JPMorgan Chase Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. I am General Counsel of the Company and am admitted to practice law in the State of Indiana. This opinion is being rendered to you at the request of the Company.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion. I have also assumed that the Credit Agreement has been duly authorized, executed and delivered by each of the Banks referred to therein and the Administrative Agent and is enforceable in accordance with its terms against such parties. As to certain matters of fact, I have relied upon information obtained from officers and employees of the Company and from public officials believed by me to be responsible.

Upon the basis of the foregoing, I am of the opinion that:

1.	The Company is a corporation duly incorporated and validly existing under the laws of the State of Indiana, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business, and is in good standing, in every other jurisdiction where such qualification is required.

2.

The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company’s corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not

Exhibit E (Opinion of General Counsel of the Company)

contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Company or of any material agreement, injunction, order, decree or other instrument binding upon the Company or any of its Restricted Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Restricted Subsidiaries.

3.	The Credit Agreement has been duly executed and delivered by the Company.

4.	If the Credit Agreement and the Notes were stated to be governed by and construed in accordance with the law of the State of Indiana or if a court of the State of Indiana were to apply the law of the State of Indiana to the Credit Agreement and the Notes, the Credit Agreement and the Notes would constitute a valid and binding agreement of the Company, in each case enforceable in accordance with their respective terms.

5.	There is no action, suit or proceeding pending against or, to the best of my knowledge after reasonable inquiry, threatened, against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) in which there is a reasonable possibility of an adverse decision in an amount in excess of $100,000,000 which could materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or (b) which in any manner draws into question the validity or enforceability of the Credit Agreement or the Notes.

6.	Each of the Company’s Restricted Subsidiaries is a corporation validly existing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

The foregoing opinions are subject to the following comments and qualifications:

(A) The opinions set forth in paragraph 4 above are subject to the qualification that the binding effect and enforceability of the Credit Agreement and the Notes may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights, and (ii) the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(B) The enforceability of Sections 7.06, 7.07 and 9.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

Exhibit E (Opinion of General Counsel of the Company)

(C) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(D) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of Indiana) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of Section 9.04 of the Credit Agreement, (iii) the first sentence of Section 9.09(a) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in the last sentence of Section 9.09(a) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (v) Section 9.13 of the Credit Agreement.

(E) I wish to point out with reference to obligations stated to be payable in an Alternative Currency that a judgment rendered by a United States Federal court sitting in the State of Indiana in respect of an obligation denominated in an Alternative Currency may be expressed in Dollars, but I express no opinion as to the rate of exchange such Federal court would apply.

(F) I also wish to point out that provisions of the Credit Agreement and the Notes which permit the Administrative Agent or the Banks to take actions or make determinations may be subject to a requirement that such actions be taken or such determinations be made on a reasonable basis and in good faith.

I do not herein express any opinion as to any matters governed by any law other than the law of the State of Indiana and the United States of America.

This opinion is rendered only with respect to law in effect as of the date hereof. I assume no responsibility for updating this opinion to take into account any event, action, interpretation or change of law occurring subsequent to the date hereof which may affect the validity of any of the opinions expressed herein.

This opinion is furnished by me solely for your benefit for use in connection with the transactions contemplated by the Credit Agreement and it may not be relied upon by any other Person.

Very truly yours,

Dennis L. Schoff, Esq.
General Counsel

Exhibit E (Opinion of General Counsel of the Company)

EXHIBIT F

OPINION OF

MILBANK, TWEED, HADLEY & MCCLOY LLP,

SPECIAL NEW YORK COUNSEL TO JPMCB

December 11, 2003

To the Banks and the Administrative Agent

referred to below

c/o JPMorgan Chase Bank, as Administrative Agent

270 Park Avenue

New York, NY 10017

Dear Sirs:

We have acted as special New York counsel to JPMorgan Chase Bank in connection with the Credit Agreement (the “Credit Agreement”) dated as of December 11, 2003, among Lincoln National Corporation (the “Company”), the Banks party thereto and JPMorgan Chase Bank, as Administrative Agent, providing for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $200,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 3.02(d) of the Credit Agreement.

In rendering the opinions expressed below, we have examined an executed counterpart of the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

(i)	such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)	all signatories to such documents have been duly authorized; and

Exhibit F (Opinion of Milbank, Tweed, Hadley & McCloy LLP)

(iii)	all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Sections 7.06, 7.07 and 9.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose for the loan or use of money or other credit, (ii) the last sentence of Section 9.04 of the Credit Agreement, (iii) the first sentence of Section 9.09(a) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in the last sentence of Section 9.09(a) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (v) Section 9.13 of the Credit Agreement.

(D) We wish to point out with reference to obligations stated to be payable in an Alternative Currency that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any Alternative Currency would be rendered in such Alternative Currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of such judgment and (ii) a judgment rendered by a United States Federal court sitting in the State of New York in respect of an obligation denominated in an Alternative Currency may be expressed in

Exhibit F (Opinion of Milbank, Tweed, Hadley & McCloy LLP)

Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

At the request of our client, this opinion letter is, pursuant to Section 3.02(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to JPMorgan Chase Bank and may not be relied upon by any Person other than you or for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,

Exhibit F (Opinion of Milbank, Tweed, Hadley & McCloy LLP)

EXHIBIT G

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	______________________________

2. Assignee:	______________________________

and is an Affiliate of [identify Bank]

3. Borrower:	Lincoln National Corporation

4. Administrative Agent:	JPMorgan Chase Bank, as the administrative agent under the Credit Agreement

Exhibit G (Assignment and Assumption)

5. Credit Agreement:	The $200,000,000 Credit Agreement dated as of December 11, 2003 between Lincoln National Corporation, the Banks party thereto and JPMorgan Chase Bank, as Administrative Agent

6. Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                     ,      200   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Term Loan Commitment,” etc.).

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

Exhibit G (Assignment and Assumption)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit G (Assignment and Assumption)

[Consented to and][3] Accepted:

JPMORGAN CHASE BANK, as Administrative Agent

By
Name:
Title:

[Consented to:][4]

LINCOLN NATIONAL CORPORATION

By
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

Exhibit G (Assignment and Assumption)

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a Bank that is not incorporated under the laws of the United States of America or any state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Annex I

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex I